Exhibit 4.59
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                   COLLATERAL ASSIGNMENT OF EXCHANGE AGREEMENT

     This Collateral Assignment Agreement (the "Assignment") is made and entered into as of January 31, 2002 by and among Rental Car Finance Corp., a special purpose Oklahoma corporation ("RCFC"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation ("Thrifty"), and Bankers Trust Company, not in its individual capacity but as agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").

     WHEREAS, RCFC is a party to that certain Master Exchange and Trust Agreement, dated as of July 23, 2001, as amended by that certain Amendment No. 1 to Master Exchange and Trust Agreement, dated as of the date hereof (as so amended, the "Exchange Agreement"), by and among RCFC, Dollar, Thrifty, Chicago Deferred Exchange Corporation ("CDEC"), VEXCO, LLC, a Delaware limited liability company wholly owned by CDEC (the "Qualified Intermediary") and The Chicago Trust Company, an Illinois trust company.

     WHEREAS, RCFC is a party to that certain Addendum, dated as of March 6, 2001 ("Addendum No. 1") and that certain Addendum No. 2, dated as of the date hereof ("Addendum No. 2"; together with Addendum No. 1, the "Addendum") to the Amended and Restated Master Collateral Agency Agreement, dated as of December 23, 1997 (the "Existing Agreement"), as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, among Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as master servicer, RCFC, as a grantor, financing source and beneficiary, Thrifty, as a grantor and servicer, Dollar, as a grantor and servicer, various financing sources parties to the Existing Agreement, various beneficiaries parties to the Existing Agreement and the Master Collateral Agent.

     WHEREAS, RCFC is a party to that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001, and as further amended by that certain Amendment No. 2 to Series 2000-1 Supplement dated as of the date hereof (as so amended, the "Supplement"), between RCFC and Bankers Trust Company, to the Base Indenture, dated as of December 13, 1995, between RCFC and Bankers Trust Company, as amended by the Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and Bankers Trust Company (the "Base Indenture").

     WHEREAS, Addendum No. 2 and the Supplement contemplate that this Assignment be entered into prior to commencing the Exchange Program as to the Group II Collateral.

     NOW  THEREFORE,   for  good  and  valid  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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     Section 1.     Definitions.    Capitalized   terms  used   herein  and  not
otherwise defined herein shall have the meaning set forth therefor in the Addendum or if not defined therein, in the Existing Agreement.

             "Escrow Account" means a segregated trust account established, consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group II Replacement Vehicles.

             "Exchange Proceeds" means as of any given time the sum of (i) the money or other property from the sale of any Group II Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group II Exchanged Vehicles that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group II Exchanged Vehicles; (iv) the money or other property from the sale of any Group II Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group II Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

             "Financed Vehicles" shall have the meaning set forth in the Base Indenture.

             "Group II Collateral" shall have the meaning set forth in the Supplement.

             "Group II Exchanged Vehicle" means a Group II Vehicle that is transferred to the Qualified Intermediary in accordance with the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group II Vehicle.

             "Group II Replacement Vehicle" means a Vehicle designated by the Master Servicer as comprising Group II Collateral acquired in exchange for a Group II Exchanged Vehicle in accordance with the terms of the Exchange
Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

             "Identification Period" shall mean with respect to each Group II Exchanged Vehicle transferred, the period beginning on the date such Group II
Exchanged Vehicle is transferred and ending at midnight on the 45th day thereafter, irrespective of whether such day is a weekend day or a holiday.

             "Relinquished Property Agreement" shall mean each agreement relating to the sale or disposition of a Group II Exchanged Vehicle, including but not limited to agreements with any motor vehicle manufacturer, importer, distributor or other supplier of vehicles.

             "Replacement Property Agreement" shall mean each agreement relating to the acquisition of a Group II Replacement Vehicle.

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             "Series 2000-1 Rapid Amortization  Period" shall  have the  meaning set forth in the Supplement.

     Section 2.     Collateral Assignment.

             (a) RCFC hereby assigns, pledges and grants a security interest in all of RCFC's right, title and interest in, to and under the Exchange Agreement, subject to the limitations on RCFC's right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6) and in the Exchange Agreement, to the Master Collateral Agent and the Master Collateral Agent hereby accepts such assignment, pledge and grant, including the limitations, which the Master Collateral Agent hereby acknowledges. To the extent the foregoing relates to Group II Exchanged Vehicles, the foregoing collateral shall be for the benefit of the Group II Series of Notes (as such term is defined in the Supplement) and shall, together with any and all proceeds, products, offspring, rents or profits of any and all of the foregoing, be included in Group II Master Collateral (as such term is defined in the Supplement).

             (b) Dollar hereby assigns, pledges and grants a security interest in all of Dollar's rights, title and interest in, to and under the Exchange Agreement with respect to Financed Vehicles, subject to the limitations on Dollar's right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6) and in the
Exchange Agreement, to the Master Collateral Agent and the Master Collateral Agent hereby accepts such assignment, pledge and grant, including the limitations, which the Master Collateral Agent hereby acknowledges. To the extent the foregoing relates to Group II Exchanged Vehicles, the foregoing collateral shall be for the benefit of the Group II Series of Notes and shall, together with any and all proceeds, products, offspring, rents or profits of any and all of the foregoing, be included in Group II Master Collateral.

             (c) Thrifty hereby assigns, pledges and grants a security interest in all of Thrifty's rights, title and interest in, to and under the Exchange Agreement with respect to Financed Vehicles, subject to the limitations on Thrifty's right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6) and in the
Exchange Agreement, to the Master Collateral Agent and the Master Collateral Agent hereby accepts such assignment, pledge and grant, including the limitations, which the Master Collateral Agent hereby acknowledges. To the extent the foregoing relates to Group II Exchanged Vehicles, the foregoing collateral shall be for the benefit of the Group II Series of Notes and shall, together with any and all proceeds, products, offspring, rents or profits of any and all of the foregoing, be included in Group II Master Collateral.

     Section 3.     Representations and Covenants.

             (a) RCFC hereby covenants and agrees that (i) it shall comply with the reporting requirements set forth in Section 4 of the Addendum and
Section 4.19 of the Supplement, (ii) it shall report to the Master Collateral Agent the balance of the amount of Exchange Proceeds as of a given date within one (1) Business Day of the receipt by RCFC of a written request for such information and (iii) it shall promptly deliver to the Qualified Intermediary each notice contemplated to be delivered by it under Section 5.11 of the Exchange Agreement if such notice relates to a Group II Exchanged Vehicle.

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             (b)    RCFC hereby  covenants  and  agrees that  during  any Series
2000-1 Rapid Amortization Period, (i) the rights assigned to the Qualified Intermediary under each Replacement Property Agreement and Relinquished Property Agreement to which RCFC is a party shall be revoked and no further Group II Collateral shall be transferred from the Master Collateral Account to an Escrow Account and (ii) RCFC shall revoke the identification of all Group II Replacement Vehicles to be acquired in exchange for Group II Exchanged Vehicles transferred by RCFC in cases where the Identification Period for such Group II Exchanged Vehicles does not end prior to the first day of any Series 2000-1 Rapid Amortization Period. RCFC represents that its performance of the covenants set forth in the first sentence of this Section 3(b) is consistent with RCFC's rights to the Exchange Proceeds under the Exchange Agreement.

             (c) Dollar hereby covenants and agrees that during any Series 2000-1 Rapid Amortization Period, (i) the rights assigned to the Qualified Intermediary under each Replacement Property Agreement and Relinquished Property Agreement to which Dollar is a party shall be revoked and no further Group II Collateral shall be transferred from the Master Collateral Account to an Escrow Account and (ii) Dollar shall revoke the identification of all Group II Replacement Vehicles to be acquired in exchange for Group II Exchanged Vehicles transferred by Dollar in cases where the Identification Period for such Group II Exchanged Vehicles does not end prior to the first day of any Series 2000-1
Rapid Amortization Period. Dollar represents that its performance of the covenants set forth in the first sentence of this Section 3(c) is consistent with Dollar's rights to the Exchange Proceeds under the Exchange Agreement.

             (d) Thrifty hereby covenants and agrees that during any Series 2000-1 Rapid Amortization Period, (i) the rights assigned to the Qualified Intermediary under each Replacement Property Agreement and Relinquished Property Agreement to which Thrifty is a party shall be revoked and no further Group II Collateral shall be transferred from the Master Collateral Account to an Escrow Account and (ii) Thrifty shall revoke the identification of all Group II Replacement Vehicles to be acquired in exchange for Group II Exchanged Vehicles transferred by Thrifty in cases where the Identification Period for such Group II Exchanged Vehicles does not end prior to the first day of any Series 2000-1 Rapid Amortization Period. Thrifty represents that its performance of the covenants set forth in the first sentence of this Section 3(d) is consistent with Thrifty's rights to the Exchange Proceeds under the Exchange Agreement.

     Section 4.     Amendment to Exchange Agreement.

             (a) RCFC hereby agrees that its rights under the Exchange Agreement will not be modified without the prior written consent of the Master Collateral Agent, provided, however, that the Master Collateral Agent hereby consents to any modifications to the following Exhibits to the Exchange
Agreement: (i) Exhibit 2.2(d) (relating to the revocation of the assignment of a Relinquished Property Agreement to the Qualified Intermediary); (ii) Exhibit 4.2(d) (relating to the revocation of the assignment of a Replacement Property Agreement to the Qualified Intermediary); Exhibit 5.2 (sets forth the names of each Escrow Account); Exhibit 5.7 (sets forth notification information) and
Exhibit 8.8 (sets forth notification information). Dollar hereby agrees that its rights under the Exchange Agreement will not be modified without the prior written consent of the Master Collateral Agent if such modification would cause the representation set forth in the last sentence of Section 3(c) to be false. Thrifty hereby agrees that its rights under the Exchange Agreement will not be modified without the prior written consent of the Master Collateral Agent if such modification would cause the representation set forth in the last sentence of Section 3(d) to be false.

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

             (b) Each of RCFC, Dollar and Thrifty hereby severally (and not jointly) agrees that (i) it will not agree to modify, amend or supplement the Exchange Agreement in a manner which would adversely affect the interests of the Series 2000-1 Noteholders without the prior written consent of the Series 2000-1 Required Noteholders and (ii) a copy of any amendment, modification or supplement to the Exchange Agreement will be provided to the Series 2000-1 Noteholders at least ten (10) days prior to the execution of any amendment, modification or supplement to the Exchange Agreement, other than a modification, amendment or supplement to the following Exhibits to the Exchange Agreement: (i)
Exhibit 2.2(d) (relating to the revocation of the assignment of a Relinquished Property Agreement to the Qualified Intermediary); (ii) Exhibit 4.2(d) (relating to the revocation of the assignment of a Replacement Property Agreement to the Qualified Intermediary); Exhibit 5.2 (sets forth the names of each Escrow Account); Exhibit 5.7 (sets forth notification information) and Exhibit 8.8 (sets forth notification information).

     Section 5. Severability. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6. Counterparts. This Assignment may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     Section 7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of each of the parties hereto, each Financing Source and Beneficiary and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Assignment or the Group II Master Collateral.

     Section 8. Governing Law. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York, without regard to conflict of laws principles.


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     IN WITNESS  WHEREOF,  each party hereto has executed this  Assignment as of the day and year first above written.

                                 RENTAL CAR FINANCE CORP.


                                 By:  __________________________________________
                                      Name:  Pamela S. Peck
                                      Title:  Vice President and Treasurer

                                 DOLLAR RENT A CAR SYSTEMS, INC.


                                 By:  __________________________________________
                                      Name:  Michael H. McMahon
                                      Title:  Treasurer


                                 THRIFTY RENT-A-CAR SYSTEM, INC.,


                                 By:  __________________________________________
                                      Name:  Pamela S. Peck
                                      Title:  Treasurer

                                 BANKERS TRUST COMPANY, not in its individual capacity but solely as Master Collateral Agent


                                 By:  __________________________________________
                                      Name:
                                      Title:

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